CENTRAL TRACTOR FARM & COUNTRY, INC.                               PAGE 50 OF 53
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
              EXHIBIT 11


                                                             THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                   --------------------------------------  ---------------------------------------
                                                         JULY 27,            JULY 29,            JULY 27,            JULY 29,
                                                           1996                1995                1996                1995
                                                      -------------      --------------        -------------       -------------

                                                   ( IN THOUSANDS EXCEPT PER SHARE DATA )   ( IN THOUSANDS EXCEPT PER SHARE DATA )
PRIMARY

WEIGHTED AVERAGE SHARES OUTSTANDING                        10,589              10,577              10,585              10,577
NET EFFECT OF DILUTIVE STOCK OPTIONS AND STOCK
 WARRANT - BASED ON TREASURY STOCK METHOD                     405                 429                 405                 471
                                                       ----------         -----------          ----------          ----------
TOTAL                                                      10,994              11,006              10,990              11,048
                                                       ----------         -----------          ----------          ----------
                                                       ----------         -----------          ----------          ----------
NET INCOME                                              $   3,937               4,435           $   6,901               8,497
                                                       ----------         -----------          ----------          ----------
                                                       ----------         -----------          ----------          ----------
PER SHARE AMOUNT                                        $    0.36                0.40           $    0.63                0.77
                                                       ----------         -----------          ----------          ----------
                                                       ----------         -----------          ----------          ----------

FULLY DILUTED

WEIGHTED AVERAGE SHARES OUTSTANDING                        10,589              10,577              10,585              10,577
NET EFFECT OF DILUTIVE STOCK OPTIONS AND STOCK
 WARRANT - BASED ON TREASURY STOCK METHOD                     405                 429                 403                 471
ASSUMED CONVERSION OF 7% CONVERTIBLE NOTES                    826                 826                 826                 826
                                                       ----------         -----------          ----------          ----------
TOTAL                                                      11,820              11,832              11,814              11,874
                                                       ----------         -----------          ----------          ----------
                                                       ----------         -----------          ----------          ----------
NET INCOME                                              $   3,937               4,435           $   6,901               8,497

ADD 7% CONVERTIBLE NOTE INTEREST, NET OF
 INCOME TAX EFFECT                                            168                 168                 504                 504
                                                       ----------         -----------          ----------          ----------
TOTAL NET INCOME                                        $   4,105               4,603           $   7,405               9,001
                                                       ----------         -----------          ----------          ----------
PER SHARE AMOUNT                                        $    0.35(A)             0.39(A)        $    0.63(A)             0.76(A)
                                                       ----------         -----------          ----------          ----------
                                                       ----------         -----------          ----------          ----------


(A) FULLY DILUTED EARNINGS PER SHARE ARE NOT PRESENTED AS THE AFFECT OF THE ASSUMED CONVERSION OF THE 7% CONVERTIBLE NOTES IS ANTIDILUTIVE OR LESS THAN 3% DILUTIVE.